ASSET PURCHASE AGREEMENT



ASSET PURCHASE AGREEMENT made this 7th day of September, 1999;



Between: Media Sciences, Inc., a New Jersey corporation and a wholly owned subsidiary of Cadapult Graphic Systems, Inc. with offices located at 110 Commerce Drive, Allendale, New Jersey 07401, hereinafter referred to as "Purchaser";

And: UltraHue, Inc., a New Mexico corporation with offices Suite 183, 16542 Redmond Way, Redmond, Washington
                  98502, hereinafter referred to alternatively as "UltraHue" or "Seller";

And: Donald Gunn and Randy Hooker, individuals, hereinafter collectively referred to as "Shareholders"

Whereas, Purchaser is a wholly owned subsidiary of Cadapult Graphic Systems, Inc. formed primarily to acquire, own and operate the Trade Secrets, Proprietary Information and Assets of Seller; and,

Whereas, Seller is engaged primarily in the business of the manufacture of solid inks for use in color printers and related equipment; and,

Whereas, Seller has developed certain formulas and processes for manufacturing the aforesaid inks, and related confidential information and know-how; and,

Whereas, Shareholders are the principal stockholders of Seller and are individually and jointly familiar with such formulas, processes, confidential information and know-how, and will individually and jointly benefit from consummation of the within transaction; and,

Whereas, the formulas, processes, confidential information and know-how related to the manufacture of the aforesaid inks are confidential trade secrets in the sole possession of Seller and certain of Seller's
Shareholders, principals and employees; and,

Whereas, Purchaser is desirous of acquiring sole ownership of the Trade Secrets and all other Assets of Seller (as defined hereinafter) owned by Seller and used in the conduct of its business; and,

Whereas, in order to protect the confidentiality and value of the Trade Secrets of Seller being acquired by Purchaser, both Seller and those principals and employees of Seller who have knowledge of any of the Trade Secrets shall, as a material inducement to Purchaser entering into this Agreement, agree to execute at Closing Confidentiality Agreements, in the forms annexed hereto and made a part hereof as Exhibits A through A-3, which Confidentiality Agreements shall contain representations that (a) the Trade Secrets have not been heretofore disclosed by them to any persons or entities, except as otherwise set forth hereafter in this Agreement; and (b) the Trade Secrets will remain confidential and henceforth not be disclosed by them.

Now Therefore, in consideration of the mutual covenants, promises and conditions set forth herein, the parties hereto do hereby agree as follows:


1.  Definitions.

      1.01.  Agreement.  The within Asset Purchase Agreement.

      1.02. Accounts Payable. Trade payables, as same are customarily defined in general accounting terms, accrued by Seller up to Closing resulting from the purchase of any goods or services in the ordinary course of conducting its business where such goods and services have been received or used by Seller but where payment has not been made.

      1.03. Accounts Receivable. Accounts receivable, as same are customarily defined in general accounting terms, acquired by Seller in relation to sales of Seller's products or services up to Closing for which payment has not yet been received and is still outstanding through the Closing.

      1.04. Assets. All of the Assets, tangible and intangible, owned and used by Seller in the operation of its business, including but not limited to
those Assets referenced in Paragraph 3.02 of this Agreement.   Assets shall
include Proprietary Information as defined hereinafter.

      1.05. Closing. The date upon which all of the actions and agreements contemplated by this Agreement shall be consummated by both Seller and Purchaser, including but not limited to conveyance of the Trade Secrets and Assets by Seller to Purchaser, execution and delivery of the ancillary agreements annexed to and made a part hereof, and the making of payments due Seller at such Closing from Purchaser in accordance with the provisions of Paragraph 4 hereof.

      1.06. Deposit. Purchaser's check in the sum Fifty Thousand ($50,000.00) Dollars made payable to the attorney trust account of the Escrow Agent deposited and held pursuant to the terms of the Escrow Agreement executed simultaneously herewith.

      1.07. Escrow Agent. Miller, Nash, Wiener, Hager & Carlsen, LLP for the purpose of holding the Deposit in escrow.

      1.08. Proprietary Information. All information, formulas, patterns, compilations, programs, devices, methods, techniques and processes, other than Trade Secrets as defined hereinafter, that (1) derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from their disclosure or use, and (2) are the subject of efforts that are reasonable under the circumstances to maintain their confidentiality.

      1.09 Trade Secrets. All of the formulas, processes, confidential information and know-how related to the manufacture of solid inks for use in color printers and related equipment, whether or not patentable, which have been used by Seller, or developed by Seller prior to Closing, whether or not at a commercial stage of development.

2.  List of Exhibits.

      1.01.  Exhibits A through A-3.  Confidentiality Agreements.

      1.02.  Exhibit B.  Definition of Gross Profits, Net Profits and Net
Losses.

      1.03.  Exhibit C.  Escrow Agreement.

      1.04.  Exhibit D.  Allocation of Purchase Price.

      1.04.  Exhibit E.  Bill of Sale.

      1.05.  Exhibit F.  Employment Agreement for Donald Gunn.

      1.06.  Exhibit F-1.  Employment Agreement for Randy Hooker.

      1.07.  Exhibit G and G-1.  Covenants Not to Compete.

      1.08.  Exhibit H.  Intentionally omitted.

      1.09.  Exhibit I.  Property and Equipment.

      1.10. Exhibit J. Description of patent infringement charges, if any, and description of the resolution of any such charges resolved by judicial decree.

      1.11.  Exhibit K.  Proceeds from Subsequent Sale of Trade Secrets.

      1.12.  Exhibit L.  Promissory Note.

      1.13. Exhibit M. List of employees of Seller with knowledge of the Trade Secrets and Proprietary Information who have executed Non-
Disclosure/Non-Compete Agreements in favor of Seller, which agreements are to be assigned to Purchaser at Closing.

      1.14. Exhibit N. Form of Non-Disclosure/Non-Compete Agreement executed by certain employees of Seller to be assigned to Purchaser at Closing.

3.  Purchase and Sale.

      3.01 Seller agrees to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase from Seller, any and all right, title and interest in and to the Trade Secrets.

      3.02 Seller further agrees to sell to Purchaser and Purchaser agrees to purchase from Seller all of the other Assets owned and used by Seller in the operation of its business known as UltraHue, Inc., including but not limited to the following:

      A.      Accounts Receivable, less allowances;

      B.      Inventory at lower of cost or fair market value;

      C. Property and equipment as listed on Exhibit I annexed hereto and made a part hereof;

      D. All right, title and interest in and to the name UltraHue and any other trademarks, service marks or any copyrights heretofore used and/or owned by Seller;

      E.      Customer lists and all files relating thereto;

      F.      Sales, service and vendor contracts and security deposits;

      G.      Existing telephone numbers (425) 836-3678; (425) 861-9033 and
              (888) 376-8348 and Fax number (425) 861-8548.

      H.      Databases

      I. Originals or duplicates of all of Seller's on-going business records

      3.03 In conjunction with the purchase from Seller by Purchaser of the Trade Secrets and Assets, as defined herein, Purchaser has agreed to assume the following liabilities of Seller:

      A.      Accounts Payable as of the date of Closing;

      B.      Customer deposits as of the date of Closing;

      C.      Warranties on products sold prior to the date of Closing;*

      D. Leases and contracts to the extent they are to be performed after the date of Closing.

Purchaser assumes no other liabilities other than those specifically referenced hereinabove. Liabilities specifically EXCLUDED from assumption by Purchaser include, but are not limited to, the following: (a) any monies due any governmental agency, including any federal, state and/or local taxes;
(b) any contingent liabilities resulting from any claim or threatened claim against Seller which may not, as of this date or date of Closing, have matured into a debt; (c) any severance obligations to Seller; and (d) any other obligations of Seller, including any claims made by employees for unpaid salaries, commissions, pension or other benefits, accrued vacation or sick pay arising prior to the date of Closing, and, (d) any other undisclosed liabilities.














*C-1 - Claims relating to defective ink or toner not to exceed $50,000.00 in the aggregate.

4.  Purchase Price and Terms of Sale.

      4.01 Purchaser does hereby agree to assume the liabilities referenced in Subparagraphs A, B, C and D of Paragraph 3.03 hereinabove (hereinafter referred to as "Liabilities") and to purchase the Trade Secrets and Assets for the following consideration:

            A. Payment of the sum of Two Million Three Hundred Forty Thousand ($2,340,000.00) Dollars due at Closing; plus,

            B. Delivery of Promissory Note executed by Purchaser and guaranteed by Cadapult Graphic Systems, Inc. in the principal sum of One Million One Hundred Sixty Thousand ($1,160,000.00) Dollars, which Note shall accrue interest at the annual rate of seven (7%) percent with the full principal and accrued interest thereupon being due and payable in full on the first anniversary of the Closing. The form of the Promissory Note to be executed at Closing is annexed hereto as Exhibit L.

            C. A sum equivalent to Seller's cost of the inventory of Seller delivered to Purchaser at Closing. Purchaser shall make pro rata payments to Seller based upon a sum which corresponds to that portion of the inventory sold by Purchaser after Closing for which payment has been received by Purchaser. Such periodic payments shall be made to Seller in relation to the aforesaid sale of inventory every 14 days from the date of Closing, such amounts to be calculated by Purchaser on a first in, first out basis within fourteen (14) days after the end of each fourteen (14) day period; plus,

            D. The difference between all Accounts Receivable collected by Purchaser less Accounts Payable, as collected and paid, respectively. At the end of each 14 day period, Purchaser agrees to reconcile the aforesaid amounts and pay to

Seller a sum equivalent to the difference between the Accounts Receivable collected and Accounts Payable paid that period, such amounts to be calculated by Purchaser on a first in, first out basis within fourteen (14) days after the end of each fourteen (14) day period; plus,

            E. For a period of One (1) year from the date of Closing, payment of a sum equivalent to ten (10%) per cent of the quarterly Net Profits derived by Purchaser from the first One Million Five Hundred Thousand ($1,500,000) Dollars of Gross Profits plus Thirty (30%) per cent of the Net Profits attributable to Gross Profits in excess of One Million Five Hundred Thousand ($1,500,000) Dollars. In the event there is a Net Loss in any quarter during this one (1) year period, the amount of such loss shall be set off against the Net Profits for any subsequent quarter, provided that if there is no subsequent quarter in this one (1) year period, then a refund shall be due Purchaser; plus,

            F. For a period of Two (2) years from the first anniversary of the date of Closing, after the distributions as set forth in Subparagraph E hereinabove shall have terminated, payment of a sum equivalent to Ten (10%) per cent of the quarterly Net Profits derived by the Purchaser from the first One Million ($1,000,000.00) Dollars of Gross Profits plus Thirty (30%) per cent of the Net Profits attributable to the Gross Profits in excess of One Million ($1,000,000) Dollars. In the event there is a Net Loss in any quarter during this two (2) year period, the amount of such loss shall be set off against the Net Profits for any subsequent quarter, provided that if there is no subsequent quarter in this two (2) year period, then a refund shall be due Purchaser.

            G. For the purposes of this Paragraph 4.01, the terms Gross Profits, Net

Profits and Net Losses shall be defined as set forth in Exhibit B annexed to and made a part hereof.

            H. Upon reasonable notice and at reasonable intervals, not to exceed twice in any one calendar year, Seller shall have the right to examine the books and records of Purchaser to verify any of amount of payments due Seller pursuant to the provisions of this Paragraph 4.

            I. In the event Purchaser sells or otherwise transfers the Trade Secrets to an unrelated third party, i.e., not a wholly owned subsidiary of Purchaser, for good consideration at any time within a period of three (3) years from the Closing, the Seller shall have the right to elect to either continue receiving the payments provided for in subparagraphs E and F of this Paragraph 4.01; or, in the alternative, "recapture" a portion of the proceeds derived from said sale or transfer. In the event of the latter election, all on-going payments which would have been made to the Seller pursuant to this Paragraph 4, and specifically subparagraphs E and F of hereof, shall terminate as of the date of transfer to said third party. The extent of Seller's participation in said subsequent sale is set forth in Exhibit K annexed to and made a part hereof.

5. Financing Condition Precedent. The obligation of Purchaser to purchase the Trade Secrets and Assets of Seller pursuant to the terms and conditions of this Agreement is conditioned upon Purchaser obtaining financing in the sum of not less than Three Million ($3,000,000) Dollars to fund the within purchase. In the event Purchaser does not obtain such financing by the Closing, either party shall then have the option to terminate this Agreement upon service of written notice to the other in which event this Agreement, and all of the rights and obligations of the parties hereunder, shall be deemed null, void and of no further effect except that Seller shall have the right to retain the Deposit then being held in escrow as liquidated damages, the parties having determined that the amount of said Deposit is a reasonable measure of the damages Seller may suffer as a consequence of Purchaser not obtaining the financing referenced in this Paragraph 5.

6. Deposit. Upon execution of this Agreement, Purchaser shall cause the Deposit to be forwarded to the Escrow Agent. Said funds shall constitute an earnest money deposit, which monies shall be held in escrow by the aforesaid. Said funds shall be referred to hereinafter as the "Deposit". In the event the Closing does not occur as a consequence of either the failure of any conditions precedent to this Agreement* or Seller's breach, the Deposit shall be refunded to the Purchaser, without any deduction or set off whatsoever, within Two (2) business days of demand therefor. In the event the Closing does not occur, after satisfaction of Purchaser's conditions precedent, as a consequence of Purchaser's breach of its obligations hereunder, then the Seller shall have the right to retain the Deposit then being held in escrow as liquidated damages, the parties having determined that the amount of said Deposit is a reasonable measure of the damages Seller may suffer as a consequence of Purchaser's breach. Upon payment to Seller of the Deposit as liquidated damages, neither party shall have any further claim against the other, either in law or equity, and this Agreement, and any and all rights of the parties hereunder, shall thereafter be deemed to be null, void and of no further effect. The rights and obligations of the parties, including the Escrow Agent, shall be more definitively set forth in an Escrow Agreement to be executed






















*,other than Purchaser's failure to obtain the financing referenced in Paragraph 5 of this Agreement by Closing, simultaneously herewith in the form annexed hereto and made a part hereof as Exhibit C.

7. Allocation of Purchase Price. The total purchase price shall be allocated amongst the various Trade Secrets, Assets and agreements to be executed at Closing in the manner set forth in Exhibit D annexed hereto and made a part hereof.

8.  Transfer of Trade Secrets and Execution of Confidentiality Agreements.
At Closing, Seller shall execute and deliver a Bill of Sale conveying to Purchaser any and all of Seller's rights, title and interests in and to the
Trade Secrets and Assets.   The form of said Bill of Sale is annexed hereto
and made a part hereof as Exhibit E. In addition, also at Closing, Seller shall deliver Confidentiality Agreements executed by Donald Gunn and Randy Hooker in the form annexed hereto and made a part hereof as Exhibits A and A-1 and Leland Traylor and Thomas Hendricks in the form annexed hereto and made a part hereof as Exhibits A-2 and A-3 by the terms of which each shall agree not to disclose, and in all other respects to maintain the secrecy of, said
Trade Secrets.   In addition, at Closing Seller does hereby agree to assign to Purchaser all of its right, title and interest in and to certain Non-Disclosure/Non-Compete Agreements between Seller and certain of its employees who have knowledge of the Trade Secrets and Proprietary Information. The list of the employees who have entered into such agreements, and whose agreements shall be assigned by Seller to Purchaser at Closing is annexed hereto as Exhibit M. The form of Non-Disclosure and Non-Compete Agreement to be assigned is annexed hereto as Exhibit N.

9.  Employment Agreements and Covenants Not to Compete.

      A. At Closing, two of Seller's shareholders, Donald Gunn and Randy Hooker, shall execute separate, but substantially identical, Employment Agreements in the form annexed to and made a part hereof as Exhibits F and F-
1, respectively.   Said Employment Agreements shall provide for the
employment of each for terms of not less than Three (3) years from Closing. Such Employment Agreements shall also contain post termination restrictions against competition and disclosure of the Trade Secrets and other confidential information.

      B. At Closing, Seller shall cause to be delivered to Purchaser Covenants Not to Compete executed by Leyland Traylor and Tom Hendricks. The executed Covenants Not to Compete shall be in the form annexed hereto and made a part hereof as Exhibits G and G-1. At Closing, Seller shall also deliver side letter signed by Traylor and Hendricks whereby each shall agree that for a period of eighteen months from Closing each shall make themselves available on an as needed basis to consult with and advise Purchaser. The side letters shall also provide that Purchaser shall compensate Traylor or Hendricks at the rate of $500.00 per day, or prorated if less than a full day, plus reasonable out of pocket expenses, for each day that either performs consulting services for Purchaser at its request. At Closing, the side letters shall be countersigned by Purchaser.

      C. Failure of Seller to deliver at Closing the executed agreements referred to in Paragraphs 8 and 9 of this Agreement shall constitute a material breach of this Agreement.

10. Closing. The Closing shall occur on or about Ninety (90) calendar days from the date of this Agreement at Seller's offices or at the offices of Seller's attorneys. All monies due and payable at Closing shall be paid in the form of a bank, certified or attorneys trust account check.

11.  Additional Conditions Precedent.

      A. Completion of legal due diligence by the Purchaser, including review of all pleadings, including Stipulation of Settlement and Dismissal, and related legal documents in relation to the matter of Tektonrix, Inc. vs. UltraHue, Inc., Civil No. C97-1533-C in the US. District Court for the Western district of Washington, and any and all other actual or threatened legal claims by or against Seller. Seller shall provide Purchaser with all documentation in relation to the aforesaid within Five (5) calendar days of the date hereof. Purchaser shall then have Twenty (20) business days to
complete its review of said documentation.   Upon the completion of
Purchaser's due diligence, it shall advise Seller, through counsel, whether it deems this condition precedent satisfied and wishes to proceed to Closing or whether it wishes to cancel this Agreement, in which event Purchaser's Deposit shall be refunded in full, without delay, deduction or set off.

      B. Completion of accounting and business review of all aspects of Seller's business, including but not limited to annual tax returns through December 31, 1998, profit and loss statements, vendor and vendee contracts, accounts receivable and payable, etc. Again, Purchaser shall have Twenty
(20) business days to complete this review. Upon completion of Purchaser's review as described herein, it shall advise Seller whether it deems this condition precedent satisfied and wishes to proceed to Closing or whether it wishes to cancel this Agreement. In the event Purchaser elects to cancel this Agreement, the Deposit shall be refunded without delay, deduction or set off.

      C. Acceptance by Purchaser of Seller's leases, copies of which shall be forwarded to Purchaser's attorney within Ten calendar days, or Five calendar days after receipt, if later, of the date of this Agreement. Written notice of approval or disapproval shall be forwarded to Seller's attorneys within three business days of receipt of the copy of said lease. On or before the Closing, Seller shall obtain its Landlord's consents, if required, to an assignment of said Leases to Purchaser.

      D. Approval by Purchaser's lender, Summit Commercial/Gibraltar Financial for it to proceed to Closing pursuant to this Agreement. If such approval is not secured within Thirty (30) days of the date hereof, either party hereto may terminate this Agreement by serving written notice upon the other, in which event the Deposit shall be immediately refunded to Purchaser without delay, deduction or set off, and neither party shall thereafter have any further obligation or liability to the other, except as set forth in Paragraph 5 hereinbefore.

12. Seller's Representations. Seller represents and warrants to Purchaser as follows:

      A. Treatment of Trade Secrets. Seller represents and warrants that only Donald Gunn, Randy Hooker, Leland Traylor, Thomas Hendricks and the employees listed in Exhibit M have knowledge of the Trade Secrets and Proprietary Information. Further, Seller also represents and warrants that it has taken all reasonable actions to safeguard the secrecy of the Trade Secrets, including but not limited to limiting access to all written records containing any of the Trade Secrets to employees of Seller having a need to know the Trade Secrets; restricting employee and visitor access to areas of

Seller's business where Trade Secret processes are performed; and marking writings containing Trade Secrets with indicia indicating the confidential nature of the information contained therein.

      B. Title to Assets. Seller shall, as of the date of Closing, have good and marketable title to the Trade Secrets and Assets, free and clear of restrictions on or conditions to transfer or assignment as well as any and all liens, pledges, charges, licenses to third parties or encumbrances. At Closing, Seller shall convey to Purchaser all such Trade Secrets and Assets.

      C. Efficacy of Trade Secrets. Seller and Seller's Shareholders represent and warrant that all formulas and processes to be conveyed to Purchaser, including but not limited to the Trade Secrets, will work for their intended purpose and the ones used to date in the conduct of Seller's business. Seller agrees to reduce all of the Trade Secrets to writing and deliver such writings at Closing to the President of Purchaser, Michael W. Levin.

      D. Indemnification. Seller, and Seller's shareholders shall jointly and severally agree to protect, indemnify, and hold the Purchaser harmless from and against any loss, damage or expense, as well as reasonable counsel fees and costs, if incurred, resulting from any breach of the warranties set forth in this Paragraph 12. Specifically, this Indemnification shall include any claim made against Purchaser for any unpaid liability of Seller.

      E. Transfer Not Subject to Encumbrances or Third-Party Approval. The execution and delivery of this Agreement by Seller, and the consummation of the transaction contemplated herein, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any lender or governmental or regulatory agency.

      F. Corporate Existence. Seller is now, and on the Closing Date will be, a corporation duly organized and validly existing and/or qualified as a foreign corporation in good standing under the laws of the States of New Mexico and Washington. At Closing, Seller shall provide a copy of a Certificate of Good Standing issued by the States of New Mexico and Washington as well as the New Mexico and/or Washington Department of Revenue, as applicable.

      G. Authorization. The execution, delivery, and performance of this Agreement has been duly authorized and approved by the Board of Directors and shareholders of Seller having a majority of the issued and outstanding Common Stock thereof, and this Agreement constitutes a valid and binding agreement of Seller in accordance with its terms.

      H. Noncancelable Contracts. At the time of Closing, there will be no leases, employment contracts, contracts for services or maintenance, or other similar material contracts existing or relating to or connected with the operation of Seller's business not cancelable at Closing or within 30 days thereof, except as specifically referenced elsewhere in this Agreement.

      I. Continued Operations. Seller will continue to conduct its business up to the date of Closing in essentially the same manner as it has been conducted in the past, and in accordance with all applicable laws and regulations. Until Closing, Seller shall maintain all of its Assets in their present condition. Seller shall use its reasonable efforts to preserve, for Purchaser, the goodwill of vendors, suppliers, customers and others having business relations with it. Prior to Closing, Seller will not sell or transfer any of the Assets which are the subject of this Agreement except in the ordinary course of business. Seller has no knowledge of a business termination of a material customer, vendor or supplier.

      J. Withholding Taxes. Seller has paid in full, or will arrange for the payment in full, in a timely manner, of all federal and State taxes incurred by Seller, including, but not limited to income, withholding, social security, unemployment insurance, and sales taxes due through Closing or any other taxes incurred in relation to the within transfer, and shall hold Purchaser harmless therefrom.

      K. Employee Benefits. Seller does not maintain any retirement or deferred compensation plan, savings, incentive, stock option or stock purchase plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangement for any employee, consultant or agent of the Seller, whether pursuant to contract, arrangement, custom or informal understanding, which constitute an "Employee Benefit Plan" (as defined in Section 3(3) of ERISA), for which the Seller may have any ongoing material liability after Closing. The Seller does not maintain, nor has it ever contributed to, any Multi-employer Plan as defined by Section 3(37) of ERISA. The Seller does not currently maintain any Employee Pension Benefit Plan subject to Title IV of ERISA. There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code) with respect to an Employee Pension Benefit Plan or Employee Welfare Benefit party. Seller has no employee benefits plans with the exception of major medical coverage insured by United Health Care . Seller shall be responsible for paying, prior to Closing, all accrued vacation or sick pay entitlements of its employees.

      L. No Infringement. Seller has no knowledge that any of the Trade Secrets or any of the other formulations, processes, equipment or techniques used by Seller to manufacture solid inks, or any of the solid inks manufactured by Seller, infringe upon any patent rights, U.S. or foreign, held by any third party. Seller has not been charged with infringement of any patent, trade secret, copyright, trademark or any other intellectual property rights held by a third party other than as referenced in Exhibit J annexed hereto and made a part hereof.

      M. Accuracy of Representations and Warranties. None of the representations or warranties of Seller contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. Seller knows of no fact or circumstance that has resulted, or that in the reasonable judgment of Seller will result, in a material change in the business, operations, or assets of Seller that has not been previously disclosed or set forth in this Agreement.

      N. Duration of Seller's Liability hereunder. With the exception of any knowingly false or fraudulent misrepresentation, Seller's liability pursuant to the provisions of this Paragraph 12 shall extend for a period of three (3) years from the date of Closing.

13. Purchaser's Representations. Purchaser represents and warrants to Seller as follows:

      A. Corporate Existence. Buyer is a New Jersey corporation, duly organized, validly existing and in good standing under the laws of the State of New Jersey and has the power and authority to carry on its business, as now conducted, to own and operate its properties and assets, to execute this Agreement and other agreements and instruments referred to herein and to deliver and carry out the transactions contemplated herein.

      B. Authorization. Execution and delivery of this Agreement and other agreements and instruments referred to herein have been duly authorized by the Board of Directors and shareholders of both Media Sciences, Inc. and Cadapult Graphic Systems, Inc., as guarantor, and shall constitute legal, valid, binding and enforceable agreements and instruments.

      C. Consummation. Neither the execution, delivery or performance of this Agreement or any other agreement or instrument executed and delivered by or on behalf of Media Sciences, Inc., or Cadapult Graphic Systems, Inc., to the extent the latter is obligated to perform under the terms of this Agreement, nor the consummation of the transactions contemplated herein, nor compliance with the terms and provisions of this Agreement, contravene the Certificate of Incorporation, Articles of Incorporation, or Bylaws or any provision of law, statute, rule, regulation or order of any court or governmental authority to which Media Sciences, Inc. or Cadapult Graphic Systems, Inc., to the extent the latter is obligated to perform under the terms of this Agreement, is subject, or any judgment, decree, franchise, order or permit applicable to it, or conflicts or is inconsistent with, or will result in any breach of or constitute a default under, any contract, commitment, agreement, understanding, arrangement or instrument, or result in the creation of or imposition of, or the obligation to create or impose any lien, encumbrance or liability upon, any of the property or assets of it, or will increase any such lien, encumbrance, or liability.

14. Breach by Seller. In the event of Seller's breach of this Agreement, the parties hereto acknowledge and agree that monetary damages may not be adequate to redress such breach and therefore Purchaser shall have the right to seek not only monetary damages but specific performance to compel Seller, and the individuals who have executed this Agreement, to perform in accordance with this agreement and the agreements to be executed at Closing as referenced herein.

15. Guaranty of Cadapult Graphic Systems, Inc. The obligations and undertakings of Purchaser as set forth in this Agreement shall be guaranteed by Purchaser's parent corporation, Cadapult Graphic Systems, Inc.

16.  Miscellaneous.

      A. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

      B. Notices. All notices, requests, consents, approvals or other communications under this Agreement shall be in writing and sent via facsimile to the fax numbers set forth below, or mailed by certified mail, return receipt requested, postage prepaid, or delivered by a nationally recognized overnight courier service which obtains delivery receipts (e.g., Federal Express), addressed:

Seller:
            UltraHue, Inc.
            Suite 201
            16398 NE 85th Street
            Redmond, WA 98052
            (425) 861-8548

            John West, Esq.
            Miller, Nash, Wiener, Hager and Carlsen
            4400 Two Union Square
            601 Union Street
            Seattle, Washington 98101
            (206) 622-7485

Purchaser:
            Media Sciences, Inc.
            110 Commerce Drive
            Allendale, New Jersey 07401
            (201) 818-9040

            Bruce M. Meisel, Esq.
            263 Center Avenue
            Westwood, New Jersey 07675
            (201) 666-4356

Either party may, by notice given as aforesaid, change its address for all subsequent notices. All notices hereunder shall be effective upon receipt of same.

      C. No Broker. The Seller and Purchaser represent and warrant, each to the other, that neither has engaged or in any way dealt with a broker, finder, agent, or anyone in a similar capacity, in relation to the transaction contemplated by this Agreement. To this extent, Seller and Purchaser do each hereby agree to indemnify, defend and hold the other harmless from and against any and all loss, expense, including but not limited to reasonable counsel fees and costs, damage or liability resulting from any claim or claims arising from an alleged rendering of any services to the indemnifying party in breach of the within warranty.

      D. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

      E. Entire Agreement. This Agreement, together with the ancillary agreements to be executed at Closing annexed hereto and made a part hereof, contains the entire understanding between and among the parties and supersedes any prior understanding and agreements among them respecting the subject matter of this Agreement.

      F. Presumption. This Agreement, or any Section thereof, shall not be construed against any party due to the fact that said Agreement or any Section thereof was drafted by said party.

      G. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forebear from all such action as may be necessary or appropriate to achieve the purpose of this Agreement.

      H. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original or the same counterpart.

      I. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

Executed as of the dates set forth below, in several counterparts, each of which shall be deemed an original, but all constituting only one agreement.

                                    Purchaser:

                                    Media Sciences, Inc.
Date:  9/8/99
                                    By:  /s/ Michael Levin
                                       ----------------------------
                                         Michael Levin, President

                                    Seller

                                    UltraHue, Inc.
Date:  8/7/99
                                    By:  /s/ Donald Gunn
                                       ----------------------------
                                         Donald Gunn, Pres.

                                    Solely as to the provisions of Paragraphs
                                    8, 9A and 12D.

                                    /s/ Donald Gunn
                                    ----------------------------
                                    Donald Gunn


                                    /s/ Randy Hooker
                                   ----------------------------
                                    Randy Hooker

                                    Guarantor:

                                    Cadapult Graphic Systems, Inc.
                                    By:  /s/ Michael W. Levin
                                       --------------------------
                                          Michael W. Levin, Pres.

                                    ADDENDUM
                                       TO
                            ASSET PURCHASE AGREEMENT
                                    BETWEEN
                              MEDIA SCIENCES, INC.
                                      AND
                                 ULTRAHUE, INC.


In further consideration of the promises contained in a certain Asset Purchase Agreement dated September 7, 1999 by and between Media Sciences, Inc. and UltraHue, Inc. ("hereinafter referred to herein as "Agreement") and performance Of the covenants and conditions of said Agreement, the parties hereto do hereby agree as follows:

1. Paragraph 3.03C and C-1 of the aforesaid Agreement shall be and hereby is deleted therefrom. Accordingly, Media Sciences, Inc. shall not assume responsibility for any warranties on products sold by UltraHue, Inc. prior to Closing, including, but not limited to any claims relating to defective ink or toner.

Dated:  December 13, 1999


                                          Media Sciences, Inc.

                                          By:  /s/ Michael W. Levin, President
                                             ---------------------------------
                                              Michael W. Levin, Pres.

Attest:

/s/ Bruce M. Meisel
-------------------
Bruce M. Meisel, Esq.
263 Center Avenue
Westwood, New Jersey 07675

                                          /s/ Donald Gunn
                                          ----------------
                                          Donald Gunn
Attest:

/s/ Randy Hooker
----------------

                                  EXHIBIT A

                           CONFIDENTIALITY AGREEMENT
                           -------------------------



THIS AGREEMENT, made as of this 13th day of December, 1999;

Between: Media Sciences, Inc., a New Jersey corporation which is a wholly owned subsidiary of Cadapult Graphic Systems, Inc., a Delaware corporation, hereinafter referred to as "Company"

AND: Donald Gunn, an individual hereinafter referred to as "Shareholder".

1.  Recitals.

      1.1. The Company is a New Jersey corporation which, simultaneously herewith, has acquired the Trade Secrets and the Assets of UltraHue, Inc.

      1.2. The shareholder heretofore owned a substantial equity interest in Ultrahue, Inc.; and, as a consequence thereof received substantial consideration for the transfer of the Trade Secrets and Assets of Ultrahue, Inc. to the Company.

      1.3. A material inducement for the Company to purchase the Trade Secrets and Assets of UltraHue, Inc., and to pay the consideration therefor, as set forth in the Asset Purchase Agreement is the representations of and agreements by the Shareholder that the Trade Secrets and Proprietary Information of UltraHue, Inc., including, but not limited to, the formulas, processes and know-how related to the manufacture of solid ink used in color printers and related equipment, (a) have not heretofore been disclosed to any third parties, except employees of UltraHue, Inc. who are subject to Non-Disclosure/Non-Compete Agreements this date assigned to Media Sciences, Inc., and (b) shall hereafter remain confidential and shall not be disclosed by any of the Shareholder, either directly or indirectly, to any person, persons or entities other than the employees of the Company as directed by the Company.

      1.4. Unless specified to the contrary, the capitalized terms set forth in this Agreement shall have the same definitions as set forth in the Asset Purchase Agreement dated September 7, 1999 (hereinafter referred to as "Asset Purchase Agreement").

NOW THEREFORE, in consideration of the aforesaid, as well as the consideration paid to the Shareholder as referenced in the accompanying Asset Purchase Agreement, the parties hereto do hereby agree as follows:,

2. Trade Secrets and Proprietary Information. The Company has this date acquired from UltraHue, Inc. certain Trade Secrets, specifically the formulas, processes and know-how related to the manufacture of solid ink for use in color printers and related equipment and other Proprietary Information relating to the manufacture of such solid ink and the operation of the business of UltraHue, Inc., including but not limited to the following:

      (A) Names, addresses and all file information and histories of customers and suppliers of UltraHue, Inc., other than included in the Trade Secrets.

      (B) All manufacturing processes, formulations, designs, special equipment, research projects and results, engineering data, specifications and the like of UltraHue, Inc., other than the Trade Secrets.

      (C) All operating procedures utilized by UltraHue, Inc. in conjunction with the operation of its business.

The Shareholder acknowledges that as a consequence of his association with UltraHue, Inc., he is in possession and has knowledge of both the Trade Secrets and the Proprietary Information.

3. Covenant of Confidentiality. The Shareholder does hereby covenant, warrant and agree that from the date hereof, he shall not, directly or indirectly, in any capacity or through any means or mechanism whatsoever, do or cause to be done, or cooperate or assist in, or permit any of the following:

            (A) Disclosure, either directly or indirectly, of any of the Trade Secrets other than to the Company;

            (B) Disclosure, either directly or indirectly, any of the Proprietary Information other than to the Company;

            (C) Use, either directly or indirectly, of any of the Trade Secrets or Proprietary Information in connection with any other business or other operation, including, without limitation, any business operating in the same field, or competing with, the Company;

            (D) Notwithstanding the requirements of confidentiality set forth in this Paragraph, nothing contained herein shall restrict the Shareholder from disclosing any of the Proprietary Information if, after its disclosure to the

Company by Shareholder, such information becomes part of the public domain or a matter of public knowledge, through no fault of the Shareholder, except to the extent that the particular application of the information by the Company constitutes a Trade Secret. The Shareholder shall not be relieved of his obligation of confidentiality as to any Proprietary Information which is specific merely because such Proprietary Information is embraced by general disclosures falling within the provisions of this Paragraph. Further, the Shareholder shall not be relieved of his obligation of confidentiality as to Proprietary Information which is a combination of features merely because any or all of the individual features are included in disclosures falling within the provisions of this Paragraph, unless all features of the combination are included in a single disclosure within the provisions of this Paragraph.

4.  Enforcement.

The Shareholder acknowledges that upon any breach, or threatened breach, of the terms, covenants and agreements set forth in this Agreement, and specifically those set forth in Paragraph 3 hereinabove, an award of monetary damages would not be adequate to protect the Company's interests and therefore the Shareholder agrees that upon such breach the Company would have the right to apply for and obtain, in addition to monetary damages, injunctive relief, preliminary, temporary and final, to enforce the provisions of Paragraph 3.
To this extent, the Shareholder expressly waives the right to assert, in any proceeding resulting from breach of the aforesaid provisions, that monetary damages alone are adequate to protect the rights of the Company.

5.  Miscellaneous.

      5.1. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      5.2. This Agreement, and any and all rights hereunder, shall be governed by and enforced according to the laws of the State of New Jersey irrespective of the state in which this Agreement is executed or performed.

      5.3. This Agreement, together with the Asset Purchase Agreement and ancillary agreements executed in accordance therewith, constitutes the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by the parties hereto, or their assignees.

      5.4. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.

      5.5. Neither failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.

ATTEST:                                   Media Sciences, Inc.

/s/ Bruce M. Meisel                       By:  /s/ Michael W. Levin, President
-------------------                          ---------------------------------
Bruce M. Meisel, Esq.                          Michael W. Levin, Pres.
263 Center Avenue
Westwood, New Jersey 07675

                                          /s/ Donald Gunn
                                          ----------------
                                          Donald Gunn
WITNESS:

/s/
-----------------

                                 EXHIBIT A-1

                          CONFIDENTIALITY AGREEMENT
                          -------------------------



THIS AGREEMENT, made as of this 13th day of December, 1999;

Between: Media Sciences, Inc., a New Jersey corporation which is a wholly owned subsidiary of Cadapult Graphic Systems, Inc., a Delaware corporation, hereinafter referred to as "Company"

AND: Randy Hooker, an individual hereinafter referred to as "Shareholder".

1.  Recitals.

      1.1. The Company is a New Jersey corporation which, simultaneously herewith, has acquired the Trade Secrets and the Assets of UltraHue, Inc.

      1.2. The shareholder heretofore owned a substantial equity interest in Ultrahue, Inc.; and, as a consequence thereof received substantial consideration for the transfer of the Trade Secrets and Assets of Ultrahue, Inc. to the Company.

      1.3. A material inducement for the Company to purchase the Trade Secrets and Assets of UltraHue, Inc., and to pay the consideration therefor, as set forth in the Asset Purchase Agreement is the representations of and agreements by the Shareholder that the Trade Secrets and Proprietary Information of UltraHue, Inc., including, but not limited to, the formulas, processes and know-how related to the manufacture of solid ink used in color printers and related equipment, (a) have not heretofore been disclosed to any third parties, except employees of UltraHue, Inc. who are subject to Non-Disclosure/Non-Compete Agreements this date assigned to Media Sciences, Inc., and (b) shall hereafter remain confidential and shall not be disclosed by any of the Shareholder, either directly or indirectly, to any person, persons or entities other than the employees of the Company as directed by the Company.

      1.4. Unless specified to the contrary, the capitalized terms set forth in this Agreement shall have the same definitions as set forth in the Asset Purchase Agreement dated September 7, 1999 (hereinafter referred to as "Asset Purchase Agreement").

NOW THEREFORE, in consideration of the aforesaid, as well as the consideration paid to the Shareholder as referenced in the accompanying Asset Purchase Agreement, the parties hereto do hereby agree as follows:,

2. Trade Secrets and Proprietary Information. The Company has this date acquired from UltraHue, Inc. certain Trade Secrets, specifically the formulas, processes and know-how related to the manufacture of solid ink for use in color printers and related equipment and other Proprietary Information relating to the manufacture of such solid ink and the operation of the business of UltraHue, Inc., including but not limited to the following:

      (A) Names, addresses and all file information and histories of customers and suppliers of UltraHue, Inc., other than included in the Trade Secrets.

      (B) All manufacturing processes, formulations, designs, special equipment, research projects and results, engineering data, specifications and the like of UltraHue, Inc., other than the Trade Secrets.

      (C) All operating procedures utilized by UltraHue, Inc. in conjunction with the operation of its business.

The Shareholder acknowledges that as a consequence of their association with UltraHue, Inc., each is in possession and has knowledge of both the Trade Secrets and the Proprietary Information.

3. Covenant of Confidentiality. The Shareholder does hereby covenant, warrant and agree that from the date hereof, he shall not, directly or indirectly, in any capacity or through any means or mechanism whatsoever, do or cause to be done, or cooperate or assist in, or permit any of the following:

            (A) Disclosure, either directly or indirectly, of any of the Trade Secrets other than to the Company;

            (B) Disclosure, either directly or indirectly, any of the Proprietary Information other than to the Company;

            (C) Use, either directly or indirectly, of any of the Trade Secrets or Proprietary Information in connection with any other business or other operation, including, without limitation, any business operating in the same field, or competing with, the Company;

            (D) Notwithstanding the requirements of confidentiality set forth in this Paragraph, nothing contained herein shall restrict the Shareholder from disclosing any of the Proprietary Information if, after its disclosure to the

Company by Shareholder, such information becomes part of the public domain or a matter of public knowledge, through no fault of the Shareholder, except to the extent that the particular application of the information by the Company constitutes a Trade Secret. The Shareholder shall not be relieved of his obligation of confidentiality as to any Proprietary Information which is specific merely because such Proprietary Information is embraced by general disclosures falling within the provisions of this Paragraph. Further, the Shareholder shall not be relieved of his obligation of confidentiality as to Proprietary Information which is a combination of features merely because any or all of the individual features are included in disclosures falling within the provisions of this Paragraph, unless all features of the combination are included in a single disclosure within the provisions of this Paragraph.

4.  Enforcement.

The Shareholder acknowledges that upon any breach, or threatened breach, of the terms, covenants and agreements set forth in this Agreement, and specifically those set forth in Paragraph 3 hereinabove, an award of monetary damages would not be adequate to protect the Company's interests and therefore the Shareholder agrees that upon such breach the Company would have the right to apply for and obtain, in addition to monetary damages, injunctive relief, preliminary, temporary and final, to enforce the provisions of Paragraph 3.
To this extent, the Shareholder expressly waives the right to assert, in any proceeding resulting from breach of the aforesaid provisions, that monetary damages alone are adequate to protect the rights of the Company.

5.  Miscellaneous.

      5.1. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      5.2. This Agreement, and any and all rights hereunder, shall be governed by and enforced according to the laws of the State of New Jersey irrespective of the state in which this Agreement is executed or performed.

      5.3. This Agreement, together with the Asset Purchase Agreement and ancillary agreements executed in accordance therewith, constitutes the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by the parties hereto, or their assignees.

      5.4. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.

      5.5. Neither failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.


ATTEST:                                   Media Sciences, Inc.

/s/ Bruce M. Meisel                       By:  /s/ Michael W. Levin, President
-------------------                          ---------------------------------
Bruce M. Meisel, Esq.                          Michael W. Levin, Pres.
263 Center Avenue
Westwood, New Jersey 07675


                                          /s/ Randy Hooker
                                          ----------------
                                          Randy Hooker
WITNESS:

/s/ Donald Gunn
---------------

                                  EXHIBIT A-2

                           CONFIDENTIALITY AGREEMENT
                           -------------------------


THIS AGREEMENT, made as of this 13th day of December, 1999;

Between: Media Sciences, Inc., a New Jersey corporation which is a wholly owned subsidiary of Cadapult Graphic Systems, Inc., a Delaware corporation, hereinafter referred to as "Company"

AND: Leland Traylor, an individual hereinafter referred to as "Former Shareholder".

1.  Recitals.

      1.1. The Company is a New Jersey corporation which, simultaneously herewith, has acquired the Trade Secrets and the Assets of UltraHue, Inc.

      1.2. The Former Shareholder heretofore owned common stock of Ultrahue, Inc.; and, as a consequence thereof received substantial consideration in anticipation of and in conjunction with transfer of the Trade Secrets and Assets of Ultrahue, Inc. to the Company pursuant to a certain Asset Purchase Agreement.

      1.3. A material inducement for the Company to purchase the Trade Secrets and Assets of UltraHue, Inc., and to pay the consideration therefor, as set forth in the Asset Purchase Agreement, is the representations of and agreements by the Former Shareholder that the Trade Secrets and Proprietary

Information of UltraHue, Inc., including, but not limited to, the formulas, processes and know-how related to the manufacture of solid ink used in color printers and related equipment, (a) have not heretofore been disclosed to any third parties, except employees of UltraHue, Inc. who are subject to Non-Disclosure/Non-Compete Agreements this date assigned to Media Sciences, Inc., and (b) shall hereafter remain confidential and shall not be disclosed by any of the Former Shareholder, either directly or indirectly, to any person, persons or entities other than the employees of the Company as directed by the Company.

1.4. Unless specified to the contrary, the capitalized terms set forth in this Agreement shall have the same definitions as set forth in the Asset Purchase Agreement dated September 7, 1999 (hereinafter referred to as "Asset Purchase Agreement").

NOW THEREFORE, in consideration of the aforesaid, as well as the consideration paid to the Former Shareholder as referenced in the accompanying Asset Purchase Agreement, the parties hereto do hereby agree as follows:,

2. Trade Secrets and Proprietary Information. The Company has this date acquired from UltraHue, Inc. certain Trade Secrets, specifically the formulas, processes and know-how related to the manufacture of solid ink for use in color printers and related equipment, and other Proprietary Information relating to the manufacture of such solid ink and the operation of the business of UltraHue, Inc., including but not limited to the following:

      (A) Names, addresses and all file information and histories of customers and suppliers of UltraHue, Inc., other than included in the Trade Secrets.

      (B) All manufacturing processes, formulations, designs, special equipment, research projects and results, engineering data, specifications and the like of UltraHue, Inc., other than the Trade Secrets.

      (C) All operating procedures utilized by UltraHue, Inc. in conjunction with the operation of its business.

The Former Shareholder acknowledges that as a consequence of his association with UltraHue, Inc., he is in possession and has knowledge of both the Trade Secrets and the Proprietary Information.

3. Covenant of Confidentiality. The Former Shareholder does hereby covenant, warrant and agree that from the date hereof, he shall not, directly or indirectly, in any capacity or through any means or mechanism whatsoever, do or cause to be done, or cooperate or assist in, or permit any of the following:

            (A) Disclosure, either directly or indirectly, of any of the Trade Secrets other than to the Company;

            (B) Disclosure, either directly or indirectly, any of the Proprietary Information other than to the Company;

            (C) Use, either directly or indirectly, of any of the Trade Secrets or Proprietary Information in connection with any other business or other operation, including, without limitation, any business operating in the same field, or competing with, the Company;

            (D) Notwithstanding the requirements of confidentiality set forth in this Paragraph, nothing contained herein shall restrict the Former Shareholder from disclosing any of the Proprietary Information if, after its disclosure to the

Company by Former Shareholder, such information becomes part of the public domain or a matter of public knowledge, through no fault of the Former Shareholder, except to the extent that the particular application of the information by the Company constitutes a Trade Secret. The Former Shareholder shall not be relieved of his obligation of confidentiality as to any Proprietary Information which is specific merely because such Proprietary Information is embraced by general disclosures falling within the provisions of this Paragraph. Further, the Former Shareholder shall not be relieved of his obligation of confidentiality as to Proprietary Information which is a combination of features merely because any or all of the individual features are included in disclosures falling within the provisions of this Paragraph, unless all features of the combination are included in a single disclosure within the provisions of this Paragraph.

4.  Enforcement.

The Former Shareholder acknowledges that upon any breach, or threatened breach, of the terms, covenants and agreements set forth in this Agreement, and specifically those set forth in Paragraph 3 hereinabove, an award of monetary damages would not be adequate to protect the Company's interests and therefore the Former Shareholder agrees that upon such breach the Company would have the right to apply for and obtain, in addition to monetary damages, injunctive relief, preliminary, temporary and final, to enforce the provisions of Paragraph 3. To this extent, the Former Shareholder expressly waives the right to assert, in any proceeding resulting from breach of the aforesaid provisions, that monetary damages alone are adequate to protect the rights of the Company.

5.  Miscellaneous.

      5.1. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      5.2. This Agreement, and any and all rights hereunder, shall be governed by and enforced according to the laws of the State of New Jersey irrespective of the state in which this Agreement is executed or performed.

      5.3. This Agreement, together with the Asset Purchase Agreement and the ancillary agreements executed in accordance therewith, constitutes the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by the parties hereto, or their assignees.

      5.4. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.

      5.5. Neither failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.

ATTEST:                                   Media Sciences, Inc.

/s/ Bruce M. Meisel                       By:  /s/ Michael W. Levin, President
-------------------                          ---------------------------------
Bruce M. Meisel, Esq.                          Michael W. Levin, Pres.
263 Center Avenue
Westwood, New Jersey 07675


WITNESS:                                   /s/ Leland Traylor
                                           ------------------
                                           Leland Traylor
/s/ Paul Treaster
------------------

                                  EXHIBIT A-3

                           CONFIDENTIALITY AGREEMENT
                           -------------------------



THIS AGREEMENT, made as of this 13th day of December, 1999;


Between: Media Sciences, Inc., a New Jersey corporation which is a wholly owned subsidiary of Cadapult Graphic Systems, Inc., a Delaware corporation, hereinafter referred to as "Company"

AND: Thomas Hendricks, an individual hereinafter referred to as "Former Shareholder".

1.  Recitals.

      1.1. The Company is a New Jersey corporation which, simultaneously herewith, has acquired the Trade Secrets and the Assets of UltraHue, Inc.

      1.2. The Former Shareholder heretofore owned common stock of Ultrahue, Inc.; and, as a consequence thereof received substantial consideration in anticipation of and in conjunction with transfer of the Trade Secrets and Assets of Ultrahue, Inc. to the Company pursuant to a certain Asset Purchase Agreement.

      1.3. A material inducement for the Company to purchase the Trade Secrets and Assets of UltraHue, Inc., and to pay the consideration therefor, as set forth in the Asset Purchase Agreement, is the representations of and agreements by the Former Shareholder that the Trade Secrets and Proprietary

Information of UltraHue, Inc., including, but not limited to, the formulas, processes and know-how related to the manufacture of solid ink used in color printers and related equipment, (a) have not heretofore been disclosed to any third parties, except employees of UltraHue, Inc. who are subject to Non-Disclosure/Non-Compete Agreements this date assigned to Media Sciences, Inc., and (b) shall hereafter remain confidential and shall not be disclosed by any of the Former Shareholder, either directly or indirectly, to any person, persons or entities other than the employees of the Company as directed by the Company.

      1.4. Unless specified to the contrary, the capitalized terms set forth in this Agreement shall have the same definitions as set forth in the Asset Purchase Agreement dated September 7, 1999 (hereinafter referred to as "Asset Purchase Agreement").

NOW THEREFORE, in consideration of the aforesaid, as well as the consideration paid to the Former Shareholder as referenced in the accompanying Asset Purchase Agreement, the parties hereto do hereby agree as follows:,

2. Trade Secrets and Proprietary Information. The Company has this date acquired from UltraHue, Inc. certain Trade Secrets, specifically the formulas, processes and know-how related to the manufacture of solid ink for use in color printers and related equipment, and other Proprietary Information relating to the manufacture of such solid ink and the operation of the business of UltraHue, Inc., including but not limited to the following:

      (A) Names, addresses and all file information and histories of customers and suppliers of UltraHue, Inc., other than included in the Trade Secrets.

      (B) All manufacturing processes, formulations, designs, special equipment, research projects and results, engineering data, specifications and the like of UltraHue, Inc., other than the Trade Secrets.

      (C) All operating procedures utilized by UltraHue, Inc. in conjunction with the operation of its business.

The Former Shareholder acknowledges that as a consequence of his association with UltraHue, Inc., he is in possession and has knowledge of both the Trade Secrets and the Proprietary Information.

3. Covenant of Confidentiality. The Former Shareholder does hereby covenant, warrant and agree that from the date hereof, he shall not, directly or indirectly, in any capacity or through any means or mechanism whatsoever, do or cause to be done, or cooperate or assist in, or permit any of the following:

            (A) Disclosure, either directly or indirectly, of any of the Trade Secrets other than to the Company;

            (B) Disclosure, either directly or indirectly, any of the Proprietary Information other than to the Company;

            (C) Use, either directly or indirectly, of any of the Trade Secrets or Proprietary Information in connection with any other business or other operation, including, without limitation, any business operating in the same field, or competing with, the Company;

            (D) Notwithstanding the requirements of confidentiality set forth in this Paragraph, nothing contained herein shall restrict the Former Shareholder from disclosing any of the Proprietary Information if, after its disclosure to the

Company by Former Shareholder, such information becomes part of the public domain or a matter of public knowledge, through no fault of the Former Shareholder, except to the extent that the particular application of the information by the Company constitutes a Trade Secret. The Former Shareholder shall not be relieved of his obligation of confidentiality as to any Proprietary Information which is specific merely because such Proprietary Information is embraced by general disclosures falling within the provisions of this Paragraph. Further, the Former Shareholder shall not be relieved of his obligation of confidentiality as to Proprietary Information which is a combination of features merely because any or all of the individual features are included in disclosures falling within the provisions of this Paragraph, unless all features of the combination are included in a single disclosure within the provisions of this Paragraph.

4.  Enforcement.

The Former Shareholder acknowledges that upon any breach, or threatened breach, of the terms, covenants and agreements set forth in this Agreement, and specifically those set forth in Paragraph 3 hereinabove, an award of monetary damages would not be adequate to protect the Company's interests and therefore the Former Shareholder agrees that upon such breach the Company would have the right to apply for and obtain, in addition to monetary damages, injunctive relief, preliminary, temporary and final, to enforce the provisions of Paragraph 3. To this extent, the Former Shareholder expressly waives the right to assert, in any proceeding resulting from breach of the aforesaid provisions, that monetary damages alone are adequate to protect the rights of the Company.

5.  Miscellaneous.

      5.1. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      5.2. This Agreement, and any and all rights hereunder, shall be governed by and enforced according to the laws of the State of New Jersey irrespective of the state in which this Agreement is executed or performed.

      5.3. This Agreement, together with the Asset Purchase Agreement and the ancillary agreements executed in accordance therewith, constitutes the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by the parties hereto, or their assignees.

      5.4. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.

      5.5. Neither failure nor any delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.

ATTEST:                                   Media Sciences, Inc.

/s/ Bruce M. Meisel                       By:  /s/ Michael W. Levin, President
-------------------                          ---------------------------------
Bruce M. Meisel, Esq.                          Michael W. Levin, Pres.
263 Center Avenue
Westwood, New Jersey 07675


WITNESS:                                  /s/ Thomas Hendricks
                                          --------------------
                                          Thomas Hendricks
_______________

I, Thomas Hendricks, acknowledge that I have signed the Confidentiality Agreement and Covenant Not to Compete, in connection with the Asset Purchase Agreement dated September 7, 1999, between UltraHUE, Inc. and Media Sciences, Inc.


/s/ Thomas Hendricks
--------------------
Thomas Hendricks


Witness:  /s/

                                  Exhibit B
                            Financial Definitions



Net Profits (Loss): The pre-tax profits (loss), as determined by generally accepted accounting principles. For the purposes of this calculation, any litigation costs, judgments, awards or settlements, whether in favor of Media Sciences, Inc. or not, shall be included as either an expense or income as the case may be.

Gross Profit: The Net Profit (Loss) as defined above, less all remuneration paid to Randy Hooker and Don Gunn under their Employment Agreements executed at Closing.

                                   EXHIBIT C


                                ESCROW AGREEMENT
                                ----------------


AGREEMENT made this 7th day of September, 1999,



BETWEEN: MEDIA SCIENCES, INC., a New Jersey corporation with offices located at 110 Commerce Drive, Allendale, New Jersey 07401, hereinafter referred to as "MSI";

AND: ULTRAHUE, INC., a corporation of the State of New Mexico, with offices located at Suite 201, 16398 NE 85th Street, Washington, hereinafter referred to as "UltraHue";

AND: Miller, Nash, Weiner, Hager and Carlsen, LLP. with offices located at 4400 Two Union Square, 601 Union Street,
              Seattle, Washington, hereinafter referred to as "Escrow
              Agent".

1.  Asset Purchase Agreement.  The parties hereto have this date entered into
    -------------------------
a certain Asset Purchase Agreement by the terms of which MSI has caused to be deposited with the Escrow Agent named hereunder certain sums as set forth in Paragraph 4 of the aforesaid Asset Purchase Agreement.

2.  Escrow.  Pursuant to terms and provisions of Paragraph 6 of aforesaid
    -------
Asset Purchase Agreement of even date, MSI has deposited into escrow the initial sum of Fifty Thousand ($50,000.00) Dollars representing an earnest money deposit. The funds being held in escrow at any one time pursuant to this Agreement shall hereinafter be referred to as the "Escrowed Funds".

3.  Escrow Distribution.  In the event the Trade Secrets and Assets of
    --------------------
UltraHue are not purchased by MSI as a consequence of the failure of any conditions precedent as set forth in the Asset Purchase Agreement, other than Cadapult's failure to obtain the financing referenced in Paragraph 5 of the Asset Purchase Agreement by the Closing, or breach of said Asset Purchase Agreement by UltraHue, the within Escrowed Funds shall be refunded to MSI, without deduction or set off, within two (2) business days of receipt by the Escrow Agent designated hereinafter of written request by MSI for such disbursal. In the alternative, in the event the Trade Secrets and Assets of UltraHue are not acquired by MSI as a consequence of either MSI's failure to obtain the financing referenced in Paragraph 5 of the Asset Purchase Agreement by Closing or MSI's breach of any other of its obligations as set forth in the aforesaid Asset Purchase Agreement, the Escrow Agent shall then disburse said Escrowed Funds to UltraHue within Two (2) business days of receipt by the Escrow Agent of a written request by UltraHue for such disbursal.

4.  Interest.  In the event any of the Escrowed Funds are placed in an
    ---------
interest bearing account, any interest earned on such funds shall be deemed as part of the Escrowed Funds and shall be disbursed to the party receiving same.


5.  Dispute.  In the event any dispute shall arise between the rights of
    --------
either MSI or UltraHue hereunder, including but not limited to any dispute as to the Escrowed Funds, the Escrow Agent may elect to take any of the following actions: (i) retain the Escrowed Funds in trust pending either settlement of the dispute by the parties or final determination of the rights of the parties by a court of competent jurisdiction; or, (ii) deposit the Escrowed Funds into a court of competent jurisdiction pursuant to an Interpleaded action. During the course of any dispute involving litigation, the Escrow Agent may also deposit the Escrowed Funds held hereunder with the clerk, or other designated officer of the Court in which such litigation is pending. In any event, the aforesaid Escrow Agent shall in no event incur any liability hereunder in the absence of fraud or gross negligence including but not limited to any fees, including attorney's fees, court costs and/or disbursements incurred in relation to serving as Escrow Agent hereunder and, MSI and UltraHue do each hereby, 'jointly and severally, agree to indemnify and hold said Escrow Agent free of and harmless form same. The named

Escrow Agent shall not be liable for any action taken or omitted thereby, provided same is in good faith and believed to have been within the rights and powers conferred upon by this Agreement.

6.      Escrow Agent.  The parties do hereby designate Miller, Nash, Weiner,
        -------------
Hager and Carlsen, LLP to serve as Escrow Agent hereunder. In the event the Escrow Agent named herein shall resign or refuse to act further as Escrow Agent hereunder, MSI's attorney, Bruce M. Meisel, Esq. shall then be designated as substitute Escrow Agent. In the event Bruce M. Meisel, Esq. is unable or unwilling to serve in such capacity, then the parties hereto shall mutually agree upon a successor Escrow Agent, or in the absence of such agreement, shall apply to a court of competent jurisdiction for the appointment of same.

7.      Execution of Necessary Documents.  Each of the parties hereto does
        ---------------------------------
hereby agree to execute, acknowledge and deliver any and all instruments that may be required to give full force and effect to the terms and conditions of this Escrow Agreement.

8.      Governing Law.  The parties hereto acknowledge that this Agreement,
        --------------
and the rights and obligations of the Escrow Agent designated hereunder, shall be governed by and construed in accordance with the laws of the State of Delaware.

9.      Corporate Action.  Purchaser and Seller do each acknowledge and
        -----------------
represent that execution of the within Agreement has been duly authorized by the Board of Directors of each Corporation and that the Presidents thereof have been authorized to execute the within Agreement on behalf of each corporation.

10      Notices.  All notices required under this Agreement shall be sent by
Registered or Certified Mail, return receipt requested, postage prepaid, or overnight courier service such as Federal Express or UPS, to the party who is to receive such notice, at the address set forth on Page 1 of this Agreement, or such other address as to which each party may from time to time notify the others.

11. Entire Agreement. This Agreement represents the entire understanding of the parties hereto and there are no warranties, representations or covenants made by any party to any other party unless the same are contained in the Agreement or in any other instrument delivered in connection with the transaction contemplated hereby.

                                    Media Sciences, Inc.

Date:                               BY:_______________________
                                         Michael W. Levin, Pres.

                                    UltraHue, Inc.

                                    BY:  /s/ Donald Gunn
                                       -----------------------
Date:  9/7/99                            Donald Gunn, Pres.

ESCROW AGENT:

Miller, Nash, Weiner, Hager & Carlsen, LLP

By:_____________________

                    EXHIBIT D - Allocation of Purchase Price



Inventory                                Tax basis at start of Closing Date

Accounts receivable                      Tax basis at start of Closing Date

Property and equipment                   Depreciated tax basis at start of
                                         Closing Date

Prepaid commitments and
   Customer deposits                     Face amount at start of Closing Date

Trade Secrets                            $3,450,000

Covenants not to compete                 $50,000

Goodwill and other intangible assets     Entire remainder of purchase price.



[Any post-closing adjustments to purchase price will increase or decrease the allocation to goodwill and other intangible assets.]

                                  EXHIBIT E

                                 BILL OF SALE

THIS BILL OF SALE TRANSFERS BOTH THE TRADE SECRETS AND ASSETS OF
ULTRAHUE, INC.

KNOW ALL MEN BY THESE PRESENTS

            THAT UltraHue, Inc. a corporation of the State of New Mexico with offices located at Suite 201, 16398 NE 85th Street, Redmond, Washington 98502 ("Seller"), for and in consideration of the payments as set forth in a certain Asset Purchase Agreement dated September 7, 1999 ( hereinafter referred to as "Asset Purchase Agreement") paid to it at or before delivery of this Bill of Sale by Media Sciences, Inc., a corporation of the State of New Jersey and a wholly owned subsidiary of Cadapult Graphic Systems, Inc. with offices located at 110 Commerce Drive, Allendale, New Jersey 07401 ("Purchaser") TRANSFERS, SETS OVER and ASSIGNS unto Purchaser all of its rights, title and interest in and to the following:

            Any and all Trade Secrets and Proprietary Information of Seller, as those terms are defined in the Asset Pur-
            chase Agreement, including but not      limited to all
            formulas, processes and know-how related to the manufacture of solid ink for use in color printers and related equipment, which have been or currently are being used by Seller in the conduct of its business;

            Together with all of the Assets, as defined in the aforesaid Asset Purchase Agreement, owned and used by Seller in the operation of its business, including but not limited to the following:

            A.  Accounts receivable
            B.  Inventory
            C. Property and Equipment as listed on Exhibit A annexed to, and made a part hereof
            D. All right, title and interest in and to the name "UltraHue" and any other trademarks, service marks and any copyrights owned by Seller;
            E.  Customer lists and files relating thereto
            F.  Sales, service and vendor contracts and security deposits
            G.  Existing telephone numbers (425) 836-3678; (425) 861-9033 and (888) 376-8348 and Fax Number (425) 861-8548.
            H.  Databases
            I. Originals and duplicates of all of Seller's on-going business records.

Seller warrants and represents that the Trade Secrets, Proprietary Information and Assets being conveyed by this Bill of Sale are free and clear of any and all liens, pledges, charges, licenses to third parties or encumbrances except for Accounts Payable assumed by Purchaser pursuant to the Asset Purchase Agreement and customer deposits as set forth on Exhibit B annexed to and made a part of this Bill of Sale.

Unless otherwise specifically set forth to the contrary, all terms used in this Bill of Sale have the same meaning as set forth in the Asset Purchase Agreement.

Seller shall, at the time of execution of this Bill of Sale, furnish to Purchaser copies of all documents, records, notebooks and similar repositories of or containing information or data relating to, describing, or providing the Trade Secrets and Proprietary Information.

Seller covenants and agrees to WARRANT AND DEFEND this sale of the Trade Secrets, Proprietary Information and Assets described herein to Purchaser against any and all person(s), entity or entities, and/or claimant(s).

All the terms, covenants and conditions herein contained shall be for, and shall inure to the benefit of and shall bind the respective parties hereto and their legal representatives, successors and assigns, respectively.

IN WITNESS WHEREOF, the Seller has hereunto caused these presents to be signed by its proper corporate officers and caused its corporate seal to be hereto affixed this 13th day of December, 1999.


                              UltraHue, Inc.

                              By:  /s/ Donald Gunn
                                 ---------------------------
                                     Donald Gunn, President

                                   Exhibit F

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made as of this 13th day of December, 1999;

Between: Media Sciences, Inc., a New Jersey corporation which is a wholly owned subsidiary of Cadapult Graphic Systems, Inc., a Delaware corporation, hereinafter referred to as "Company"

AND               Donald Gunn, an individual residing at
                  REDMOND, WA, hereinafter referred to as
                  "Executive Employee".

1.  Recitals.

      1.1. The Company is a New Jersey corporation which, simultaneously herewith, has acquired the Assets of UltraHue, Inc.

      1.2. The Agreement between the Company and the Executive Employee for the latter to be employed by the former pursuant to the terms and conditions of this Agreement as set forth hereinafter is a material inducement for the Company to acquire the Trade Secrets (as defined in the Asset Purchase Agreement of even date) and Assets of UltraHue, Inc.

NOW THEREFORE, in consideration of the aforesaid, and the mutual covenants, conditions and promises as set forth hereinafter, the parties hereto do hereby agree as follows:

1. Term of Employment. The Company hereby agrees to employ Executive Employee and the Executive Employee accepts such employment for a Term of Three (3) years from the date of this Agreement pursuant to the terms and conditions of this Agreement as set forth hereinafter.

2. Scope of Duties. Executive Employee is hereby employed as Vice President of sales and to such extent shall perform the duties previously performed by him on behalf of UltraHue, Inc. before its acquisition by the Company as well as those other such duties as may from time to time be established by the Board of Directors of the Company. Executive Employee agrees that during the Term of this Agreement he shall devote his full time, attention and best efforts to the performance of his duties for the Company as set forth herein.

3. Compensation. The Executive Employee's compensation package is set forth in Exhibit A annexed to and made a part hereof.

4.  Termination.

      4.1. Termination by the Company. The Company shall have the right to terminate the Executive Employee for any one of the following reasons: (i) a material breach of this Employment Agreement, including but not limited to breach of any of confidentiality covenants as set forth hereinafter; (ii) a conviction against he Executive Employee for a gross misdemeanor involving moral turpitude or felony; or (iii) misconduct on the part of the Executive Employee of such a serious nature as to render his continued employment hereunder detrimental to the business of the Company.

      4.2. Termination Upon Disability of the Executive Employee. The Company shall have the right to terminate the Executive Employee in the event he is so disabled that he is unable to perform his Duties, as defined herein, to the extent and at the level previously performed for a period in excess of Thirty (30) days. In the event of such disability, the Executive Employee shall continue to receive his full compensation for a period of Ninety (90) days and fifty (50%) percent of his compensation from the date of the notice from the Company of its election to terminate his services .

      4.3 Termination Upon Death of Executive Employee or Dissolution or Insolvency of the Company. This Employment Agreement and all obligations hereunder shall automatically terminate and the employment relationship shall cease and become null, void and of no further force and effect immediately upon the death of the Executive Employee, provided however, that in such event the Executive Employee's estate shall be receive the Executive Employee's salary for Ninety (90) days following the date of his death. Likewise, this Agreement and all obligations hereunder shall also automatically terminate and the employment relationship shall cease and become null, void and of no further force and effect immediately upon any dissolution of the Company or any adjudication that the Company is insolvent under the laws of the State of New Jersey, Delaware or the United States of America, or upon permanent cessation of normal business operations by the Company.

      4.4. Termination by the Executive Employee. The Executive Employee shall have the right to terminate the within Employment Agreement as a consequence of (i) a material breach of this Employment Agreement by the Company; or (ii) a substantial and material reduction in rank or material alteration of duties and responsibilities imposed upon the Executive Employee by the Company. In the event of termination for the reasons set in subpart
(i) above, the Executive Employee shall have the right to continue to receive his compensation for the remainder of this Agreement constituting liquidated damages in relation to such breach so that no further damages may be claimed by the Executive Employee in relation thereto. In the event of termination for the reasons set forth in subpart (ii) above, the Executive Employee shall receive his full compensation for a period constituting the earlier of six (6) months from date of termination or the termination of the within Agreement.

      4.5. Remuneration Upon Termination. Upon termination, the Executive Employee shall be entitled to all remuneration accrued but unpaid up the effective dates of the termination of his employment.

5. Restrictions on Disclosure of Trade Secrets, Confidential Information and Competition while Employed and After Termination.

      5.1. Executive Employee acknowledges that the Company has this date acquired from UltraHue, Inc., a corporation in which Executive Employee owned an equity position prior to said sale and in relation to which said Executive Employee received substantial consideration from the Company, certain Trade Secrets, and specifically the process for the manufacture and formulation of solid ink for use in color printers and related equipment.

      5.2 In addition, Executive Employee further acknowledges that as a consequence of his prior position with UltraHue, Inc. and his current position with the Company, he was and will be in possession and has, and will have, knowledge of additional proprietary information of the Company, including, but not limited to, the following:

            (A) Names, addresses and all file information and histories of customers and suppliers acquired or developed by the Company;

            (B) All business plans, budgets, sales forecasts, strategic plans, etc.;
            (C) In addition to the aforereferenced Trade Secrets, any and all other unique manufacturing processes, whether or not patented, formulations, designs, special equipment, research projects and results, engineering data, etc.;

            (D) All operating procedures utilized by the Company in conjunction with the operation of its business;

            (E) Any and all financial information concerning the business of the Company;

            (F) Such other and further information as the Company may in the future designate as confidential and proprietary.

      5.3. Employee covenants, warrants and agrees that both during and after the Term of his employment by the Company, said Executive Employee shall not, directly or indirectly, except with the written permission of the Company, through any means or mechanism whatsoever, including as a shareholder, director, officer, employee, partner, member, principal or agent, do or cause to be done or cooperate, or assist in, or permit any of the following:

            (A) Disclosure, either directly or indirectly, of the Trade Secrets of the Company as defined herein and in the Asset Purchase Agreement of even date;

            (B) Disclosure, either directly or indirectly, of any proprietary information of the Company as defined hereinabove;

            (C) Use, either directly or indirectly, of the aforereferenced Trade Secrets or proprietary information in connection with any other business or other operation, including, without limitation, any business operating in the same field, or competing with, the Company

      5.4. Executive Employee further covenants and agrees that during the Term of his Employment by the Company, and for a period of time extending for Three (3) years after the date of any termination, whether or not for cause, and whether or not said termination is initiated by the Company or the Executive Employee, said Executive Employee shall not, directly or indirectly, through any means or mechanism whatsoever, including as a shareholder, director, officer, employee, partner, member, principal or agent, compete against the Company in any manner nor provide any information to any competitor which would aid or assist it in competing against the Company.

6. Enforcement of Paragraph 5 and its subparts, including Sections 5.3 and 5.4.

      6.1. The Executive Employee acknowledges and agrees that the restrictions imposed under Paragraph 5, and specifically subsections 5.3 and 5.4, including any time periods of such restrictions in the event of termination, as well as the lack of any specific geographic area (recognizing the international nature of the Company's business) represent a fair and reasonable balance between the legitimate interests of the Company in protecting the Trade Secrets, proprietary information and Assets this date acquired by it from UltraHue, Inc. for substantial consideration, and in protecting against unfair competition, and that these limitations are not so onerous as to unreasonably interfere with the Executive Employee's ability to utilize his skills and talents developed during the course of his employment both for the Company and UltraHue, Inc., in order to continue to work and to earn a livelihood in another industry of his choice.

      6.2 If for any reason any court, or other tribunal, having jurisdiction shall determinate that the restrictions set forth hereinabove are over-broad in any respect, then, and in that event, the provisions thereof shall nevertheless continue in full force and effect, but the terms thereof shall be deemed restricted only to the extent required to bring them into conformance with such determination by a court or tribunal of competent jurisdiction.

      6.3. Executive Employee agrees and acknowledges that upon any breach or threatened breach by him of the terms, covenants and agreements set forth in Paragraph 5 hereinabove, and specifically subsections 5.3 and 5.4 thereof, an award of monetary damages would not be adequate to protect the Company's interests and therefore said Executive Employee agrees that upon such breach the Company would have the right to apply for and obtain, in addition to monetary damages, injunctive relief, preliminary, temporary and final, to enforce the provisions of Paragraph 5 and specifically is subsections 5.3 and
5.4 thereof. To this extent, Executive Employee expressly waives the right to assert in any proceeding resulting from breach of these provisions that monetary damages are adequate to protect the rights of the Company.

7.  Miscellaneous.

      7.1. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      7.2. This Agreement, and any and all rights hereunder, shall be governed by and enforced according to the laws of the State of New Jersey irrespective of the place of performance.

      7.3. This Agreement constitutes the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by both of the parties, or their assignees, hereto.

      7.4. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement which is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.

      7.5. Neither failure nor any delay on the part of either party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on this date first written above.

ATTEST:                                   Media Sciences, Inc.

/s/ Bruce M. Meisel                       By:  /s/ Michael W. Levin, President
-------------------                          ---------------------------------
Bruce M. Meisel, Esq.                          Michael W. Levin, Pres.
263 Center Avenue
Westwood, New Jersey 07675

WITNESS:                                   /s/ Donald Gunn
                                           ---------------
                                           Donald Gunn

/s/

                          EXHIBIT A:  COMPENSATION.

            A.  Base Salary.  Employer shall pay Employee an annual salary of
                ------------
eighty thousand dollars ($80,000) or such greater amount as may be established by Employer's Board of Directors, which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.


            B.  Other Benefits.  Employee shall be entitled to the following
                ---------------
fringe benefits, perquisites, and other benefits of employment during the Term of Employment to the extent that the Board of Directors determines such benefits are to be made available to the Company's employees in general: (i) medical and dental insurance under such group medical and dental insurance policies as Employer may provide to its employees; (ii) sick days in accordance with Employer's policy regarding officers; (iii) up to four (4) weeks vacation in each year fully worked, and it is not to be deemed to have any cash value; (iv) participation in Employer's 401(k) plan or such other plan as Employer may adopt; and (v) options to purchase 16,667 shares of Cadapult Graphic Systems, Inc. common stock at the fair market value on the date of this document, after 12 months of employment and options to purchase an additional 16,667 shares of Cadapult Graphic Systems, Inc. common stock at the fair market value on the date of this document, after 24 months of employment, and options to purchase an additional 16,667 shares of Cadapult Graphic Systems, Inc. common stock at the fair market value on the date of this document, upon completion of 36 months of employment.


            C.  Bonus.  Employee may be granted a performance bonus, at the
                ------
sole and exclusive discretion of the Board of Directors of Employer.

                                  Exhibit F-1

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, made as of this 13th day of December, 1999;

Between: Media Sciences, Inc., a New Jersey corporation which is a wholly owned subsidiary of Cadapult Graphic Systems, Inc., a Delaware corporation, hereinafter referred to as "Company"

AND               Randy Hooker, an individual residing at
                  REDMOND, WA, hereinafter referred to as
                  "Executive Employee".

1.  Recitals.

      1.1. The Company is a New Jersey corporation which, simultaneously herewith, has acquired the Assets of UltraHue, Inc.

      1.2. The Agreement between the Company and the Executive Employee for the latter to be employed by the former pursuant to the terms and conditions of this Agreement as set forth hereinafter is a material inducement for the Company to acquire the Trade Secrets (as defined in the Asset Purchase Agreement of even date) and Assets of UltraHue, Inc.

NOW THEREFORE, in consideration of the aforesaid, and the mutual covenants, conditions and promises as set forth hereinafter, the parties hereto do hereby agree as follows:

1. Term of Employment. The Company hereby agrees to employ Executive Employee and the Executive Employee accepts such employment for a Term of Three (3) years from the date of this Agreement pursuant to the terms and conditions of this Agreement as set forth hereinafter.

2. Scope of Duties. Executive Employee is hereby employed as Vice President of marketing and to such extent shall perform the duties previously performed by him on behalf of UltraHue, Inc. before its acquisition by the Company as well as those other such duties as may from time to time be established by the Board of Directors of the Company. Executive Employee agrees that during the Term of this Agreement he shall devote his full time, attention and best efforts to the performance of his duties for the Company as set forth herein.

3. Compensation. The Executive Employee's compensation package is set forth in Exhibit A annexed to and made a part hereof.

4.  Termination.

      4.1. Termination by the Company. The Company shall have the right to terminate the Executive Employee for any one of the following reasons: (i) a material breach of this Employment Agreement, including but not limited to breach of any of confidentiality covenants as set forth hereinafter; (ii) a conviction against he Executive Employee for a gross misdemeanor involving moral turpitude or felony; or (iii) misconduct on the part of the Executive Employee of such a serious nature as to render his continued employment hereunder detrimental to the business of the Company.

      4.2. Termination Upon Disability of the Executive Employee. The Company shall have the right to terminate the Executive Employee in the event he is so disabled that he is unable to perform his Duties, as defined herein, to the extent and at the level previously performed for a period in excess of Thirty (30) days. In the event of such disability, the Executive Employee shall continue to receive his full compensation for a period of Ninety (90) days and fifty (50%) percent of his compensation from the date of the notice from the Company of its election to terminate his services .

      4.3 Termination Upon Death of Executive Employee or Dissolution or Insolvency of the Company. This Employment Agreement and all obligations hereunder shall automatically terminate and the employment relationship shall cease and become null, void and of no further force and effect immediately upon the death of the Executive Employee, provided however, that in such event the Executive Employee's estate shall be receive the Executive Employee's salary for Ninety (90) days following the date of his death. Likewise, this Agreement and all obligations hereunder shall also automatically terminate and the employment relationship shall cease and become null, void and of no further force and effect immediately upon any dissolution of the Company or any adjudication that the Company is insolvent under the laws of the State of New Jersey, Delaware or the United States of America, or upon permanent cessation of normal business operations by the Company.

      4.4. Termination by the Executive Employee. The Executive Employee shall have the right to terminate the within Employment Agreement as a consequence of (i) a material breach of this Employment Agreement by the Company; or (ii) a substantial and material reduction in rank or material alteration of duties and responsibilities imposed upon the Executive Employee by the Company. In the event of termination for the reasons set in subpart
(i) above, the Executive Employee shall have the right to continue to receive his compensation for the remainder of this Agreement constituting liquidated damages in relation to such breach so that no further damages may be claimed by the Executive Employee in relation thereto. In the event of termination for the reasons set forth in subpart (ii) above, the Executive Employee shall receive his full compensation for a period constituting the earlier of six (6) months from date of termination or the termination of the within Agreement.

      4.5. Remuneration Upon Termination. Upon termination, the Executive Employee shall be entitled to all remuneration accrued but unpaid up the effective dates of the termination of his employment.

5. Restrictions on Disclosure of Trade Secrets, Confidential Information and Competition while Employed and After Termination.

      5.1. Executive Employee acknowledges that the Company has this date acquired from UltraHue, Inc., a corporation in which Executive Employee owned an equity position prior to said sale and in relation to which said Executive Employee received substantial consideration from the Company, certain Trade Secrets, and specifically the process for the manufacture and formulation of solid ink for use in color printers and related equipment.

      5.2 In addition, Executive Employee further acknowledges that as a consequence of his prior position with UltraHue, Inc. and his current position with the Company, he was and will be in possession and has, and will have, knowledge of additional proprietary information of the Company, including, but not limited to, the following:

            (A) Names, addresses and all file information and histories of customers and suppliers acquired or developed by the Company;

            (B) All business plans, budgets, sales forecasts, strategic plans, etc.;

            (C) In addition to the aforereferenced Trade Secrets, any and all other unique manufacturing processes, whether or not patented, formulations, designs, special equipment, research projects and results, engineering data, etc.;

            (D) All operating procedures utilized by the Company in conjunction with the operation of its business;

            (E) Any and all financial information concerning the business of the Company;

            (F) Such other and further information as the Company may in the future designate as confidential and proprietary.

      5.3. Employee covenants, warrants and agrees that both during and after the Term of his employment by the Company, said Executive Employee shall not, directly or indirectly, except with the written permission of the Company, through any means or mechanism whatsoever, including as a shareholder, director, officer, employee, partner, member, principal or agent, do or cause to be done or cooperate, or assist in, or permit any of the following:

            (A) Disclosure, either directly or indirectly, of the Trade Secrets of the Company as defined herein and in the Asset Purchase Agreement of even date;

            (B) Disclosure, either directly or indirectly, of any proprietary information of the Company as defined hereinabove;

            (C) Use, either directly or indirectly, of the aforereferenced Trade Secrets or proprietary information in connection with any other business or other operation, including, without limitation, any business operating in the same field, or competing with, the Company

      5.4. Executive Employee further covenants and agrees that during the Term of his Employment by the Company, and for a period of time extending for Three (3) years after the date of any termination, whether or not for cause, and whether or not said termination is initiated by the Company or the Executive Employee, said Executive Employee shall not, directly or indirectly, through any means or mechanism whatsoever, including as a shareholder, director, officer, employee, partner, member, principal or agent, compete against the Company in any manner nor provide any information to any competitor which would aid or assist it in competing against the Company.

6. Enforcement of Paragraph 5 and its subparts, including Sections 5.3 and 5.4.

      6.1. The Executive Employee acknowledges and agrees that the restrictions imposed under Paragraph 5, and specifically subsections 5.3 and 5.4, including any time periods of such restrictions in the event of termination, as well as the lack of any specific geographic area (recognizing the international nature of the Company's business) represent a fair and reasonable balance between the legitimate interests of the Company in protecting the Trade Secrets, proprietary information and Assets this date acquired by it from UltraHue, Inc. for substantial consideration, and in protecting against unfair competition, and that these limitations are not so onerous as to unreasonably interfere with the Executive Employee's ability to utilize his skills and talents developed during the course of his employment both for the Company and UltraHue, Inc., in order to continue to work and to earn a livelihood in another industry of his choice.

      6.2 If for any reason any court, or other tribunal, having jurisdiction shall determinate that the restrictions set forth hereinabove are over-broad in any respect, then, and in that event, the provisions thereof shall nevertheless continue in full force and effect, but the terms thereof shall be deemed restricted only to the extent required to bring them into conformance with such determination by a court or tribunal of competent jurisdiction.

      6.3. Executive Employee agrees and acknowledges that upon any breach or threatened breach by him of the terms, covenants and agreements set forth in Paragraph 5 hereinabove, and specifically subsections 5.3 and 5.4 thereof, an award of monetary damages would not be adequate to protect the Company's interests and therefore said Executive Employee agrees that upon such breach the Company would have the right to apply for and obtain, in addition to monetary damages, injunctive relief, preliminary, temporary and final, to enforce the provisions of Paragraph 5 and specifically is subsections 5.3 and
5.4 thereof. To this extent, Executive Employee expressly waives the right to assert in any proceeding resulting from breach of these provisions that monetary damages are adequate to protect the rights of the Company.

7.  Miscellaneous.

      7.1. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      7.2. This Agreement, and any and all rights hereunder, shall be governed by and enforced according to the laws of the State of New Jersey irrespective of the place of performance.

      7.3. This Agreement constitutes the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by both of the parties, or their assignees, hereto.

      7.4. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement which is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.

      7.5. Neither failure nor any delay on the part of either party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on this date first written above.


ATTEST:                                  Media Sciences, Inc.

/s/ Bruce M. Meisel                       By:  /s/ Michael W. Levin, President
-------------------                          ---------------------------------
Bruce M. Meisel, Esq.                          Michael W. Levin, Pres.
263 Center Avenue
Westwood, New Jersey 07675


WITNESS:                                 /s/ Randy Hooker
                                         -----------------
                                         Randy Hooker
/s/

                          EXHIBIT A :  COMPENSATION.

            A.  Base Salary.  Employer shall pay Employee an annual salary of
                ------------
eighty thousand dollars ($80,000) or such greater amount as may be established by Employer's Board of Directors, which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.


            B.  Other Benefits.  Employee shall be entitled to the following
                ---------------
fringe benefits, perquisites, and other benefits of employment during the Term of Employment to the extent that the Board of Directors determines such benefits are to be made available to the Company's employees in general: (i) medical and dental insurance under such group medical and dental insurance policies as Employer may provide to its employees; (ii) sick days in accordance with Employer's policy regarding officers; (iii) up to four (4) weeks vacation in each year fully worked, and it is not to be deemed to have any cash value; (iv) participation in Employer's 401(k) plan or such other plan as Employer may adopt; and (v) options to purchase 16,667 shares of Cadapult Graphic Systems, Inc. common stock at the fair market value on the date of this document, after 12 months of employment and options to purchase an additional 16,667 shares of Cadapult Graphic Systems, Inc. common stock at the fair market value on the date of this document, after 24 months of employment, and options to purchase an additional 16,667 shares of Cadapult Graphic Systems, Inc. common stock at the fair market value on the date of this document, upon completion of 36 months of employment.


            C.  Bonus.  Employee may be granted a performance bonus, at the
                ------
sole and exclusive discretion of the Board of Directors of Employer.

                                   EXHIBIT G

                           CONVENANTS NOT TO COMPETE
                           --------------------------


THIS AGREEMENT, made as of this 13th day of December, 1999;

Between: Media Sciences, Inc., a New Jersey corporation which is a wholly owned subsidiary of Cadapult Graphic Systems, Inc., a Delaware corporation, hereinafter referred to as "Company"

AND Leland Traylor, an individual hereinafter referred to collectively as "Former Shareholder".

1.  Recitals.

      1.1. The Company is a New Jersey corporation which, simultaneously herewith, has acquired the Trade Secrets and Assets of UltraHue, Inc.

      1.2. The Former Shareholder heretofore owned a substantial number of the issued and outstanding common stock of Ultrahue, Inc. which has heretofore been purchased in anticipation of and in conjunction with the acquisition of the Trade Secrets and Assets by the Company.

      1.3. Unless otherwise specifically defined herein, the capitalized terms set forth herein shall have the same definitions as set forth in a certain Asset Purchase Agreement dated September 7, 1999 (hereinafter referred to as "Asset Purchase Agreement").

      1.4. A material inducement for the Company to purchase the Trade Secrets and Assets of UltraHue, Inc., and to pay the consideration therefore, as set forth in Asset Purchase Agreement is the representations of and agreements by amongst the Former Shareholder that the Trade Secrets and Proprietary Information of UltraHue, Inc. would remain confidential, and have not been and would not be disclosed by any of the Former Shareholder, either directly or indirectly, any person, persons, or entity other than employees of the Company as directed by the Company, and that the Former Shareholder designated herein would be restricted from competing with the Company for the period of time designated herein.

NOW THEREFORE, in consideration of the aforesaid, as well as the consideration paid to the Former Shareholder as referenced in the Asset Purchase Agreement dated September 7, 1999, the parties hereto do hereby agree as follows:,

1. Restrictions on Competition. The Former Shareholder does hereby warrant and agree that for a period of three (3) years from the date hereof said Former Shareholder shall not, either directly or indirectly, in any capacity or through any means or mechanism whatsoever, compete with the Company in any manner nor provide any information to any competitor which would aid or assist it in competing against the Company. Nothing contained herein shall preclude the Former Shareholder from investing minor sums (less than 1% of the total capitalization) in public companies which may be competitors.

2.  Enforcement.

      2.1. The Former Shareholder agrees and acknowledges that upon any breach or threatened breach of the terms, covenants and agreements set forth in this Agreement, and specifically Paragraph 1 hereinabove, an award of monetary damages would not be adequate to protect the Company's interests and therefore the Former Shareholder agrees that upon such breach the Company would have the right to apply for and obtain, in addition to monetary damages, injunctive relief, preliminary, temporary and final, to enforce the provisions of Paragraph 1. To this extent, the Former Shareholder expressly waives the right to assert in any proceeding resulting from breach of these provisions that monetary damages alone are adequate to protect the rights of the Company. If for any reason any court, or other tribunal having jurisdiction, shall determine that the restrictions set forth hereinabove are over-broad in any respect, then and in that event the provisions thereof shall nevertheless continue in full force and effect, but the terms thereof shall be deemed restricted only to the extent required to bring them into conformance with such determination by a court or tribunal of competent jurisdiction.

      2.2. The Former Shareholder acknowledges and agrees that the restrictions imposed in this Agreement, and specifically Paragraph 1 hereinabove, including any time periods of such restrictions and lack of any specific geographical area represent a fair and reasonable balance between the legitimate interests of the Company in protecting the Trade Secrets, Proprietary Information and Assets this date acquired from UltraHue, Inc. for substantial consideration, and in protecting against unfair competition.

3.  Miscellaneous.

      3.1. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      3.2. This Agreement, and any and all rights hereunder, shall be governed by and enforced according to the laws of the State of New Jersey, irrespective of the place of performance.

      3.3. This Agreement, together with the Asset Purchase Agreement and ancillary agreements to be executed in relation thereto, constitute the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by both of the parties, or their assignees, hereto.

      3.4. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement which is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.

      3.5. Neither failure nor any delay on the part of either party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.

ATTEST:                                   Media Sciences, Inc.

/s/ Bruce M. Meisel                       By:  /s/ Michael W. Levin, President
-------------------                          ---------------------------------
Bruce M. Meisel, Esq.                          Michael W. Levin, Pres.
263 Center Avenue
Westwood, New Jersey 07675


WITNESS:                                   /s/ Leland Traylor
                                           -------------------
                                           Leland Traylor
/s/ Paul Treaster
-----------------

                                 EXHIBIT G-1

                          CONVENANTS NOT TO COMPETE
                          -------------------------



THIS AGREEMENT, made as of this 13th day of December, 1999;

Between: Media Sciences, Inc., a New Jersey corporation which is a wholly owned subsidiary of Cadapult Graphic Systems, Inc., a Delaware corporation, hereinafter referred to as "Company"

AND Thomas Hendricks, an individual hereinafter referred to collectively as "Former Shareholder".

1.  Recitals.

      1.1. The Company is a New Jersey corporation which, simultaneously herewith, has acquired the Trade Secrets and Assets of UltraHue, Inc.

      1.2. The Former Shareholder heretofore owned a substantial number of the issued and outstanding common stock of Ultrahue, Inc. which has heretofore been purchased in anticipation of and in conjunction with the acquisition of the Trade Secrets and Assets by the Company.

      1.3. Unless otherwise specifically defined herein, the capitalized terms set forth herein shall have the same definitions as set forth in a certain Asset Purchase Agreement dated September 7, 1999 (hereinafter referred to as "Asset Purchase Agreement").

      1.4. A material inducement for the Company to purchase the Trade Secrets and Assets of UltraHue, Inc., and to pay the consideration therefore, as set forth in Asset Purchase Agreement is the representations of and agreements by amongst the Former Shareholder that the Trade Secrets and Proprietary Information of UltraHue, Inc. would remain confidential, and have not been and would not be disclosed by any of the Former Shareholder, either directly or indirectly, any person, persons, or entity other than employees of the Company as directed by the Company, and that the Former Shareholder designated herein would be restricted from competing with the Company for the period of time designated herein.

NOW THEREFORE, in consideration of the aforesaid, as well as the consideration paid to the Former Shareholder as referenced in the Asset Purchase Agreement dated September 7, 1999, the parties hereto do hereby agree as follows:,

1. Restrictions on Competition. The Former Shareholder does hereby warrant and agree that for a period of three (3) years from the date hereof said Former Shareholder shall not, either directly or indirectly, in any capacity or through any means or mechanism whatsoever, compete with the Company in any manner nor provide any information to any competitor which would aid or assist it in competing against the Company. Nothing contained herein shall preclude the Former Shareholder from investing minor sums (less than 1% of the total capitalization) in public companies which may be competitors.

2.  Enforcement.

      2.1. The Former Shareholder agrees and acknowledges that upon any breach or threatened breach of the terms, covenants and agreements set forth in this Agreement, and specifically Paragraph 1 hereinabove, an award of monetary damages would not be adequate to protect the Company's interests and therefore the Former Shareholder agrees that upon such breach the Company would have the right to apply for and obtain, in addition to monetary damages, injunctive relief, preliminary, temporary and final, to enforce the provisions of Paragraph 1. To this extent, the Former Shareholder expressly waives the right to assert in any proceeding resulting from breach of these provisions that monetary damages alone are adequate to protect the rights of the Company.

If for any reason any court, or other tribunal having jurisdiction, shall determine that the restrictions set forth hereinabove are over-broad in any respect, then and in that event the provisions thereof shall nevertheless continue in full force and effect, but the terms thereof shall be deemed restricted only to the extent required to bring them into conformance with such determination by a court or tribunal of competent jurisdiction.

2.2. The Former Shareholder acknowledges and agrees that the restrictions imposed in this Agreement, and specifically Paragraph 1 hereinabove, including any time periods of such restrictions and lack of any specific geographical area represent a fair and reasonable balance between the legitimate interests of the Company in protecting the Trade Secrets, Proprietary Information and Assets this date acquired from UltraHue, Inc. for substantial consideration, and in protecting against unfair competition.

3.  Miscellaneous.

      3.1. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      3.2. This Agreement, and any and all rights hereunder, shall be governed by and enforced according to the laws of the State of New Jersey, irrespective of the place of performance.

      3.3. This Agreement, together with the Asset Purchase Agreement and ancillary agreements to be executed in relation thereto, constitute the entire agreement between the parties, and no modification hereof shall be recognized or deemed effective or enforceable unless same is in writing and is signed by both of the parties, or their assignees, hereto.

      3.4. The provisions of this Agreement are independent of and are separable from each other. In the event any provision of this Agreement which is judicially declared to be invalid or unenforceable, such provision or provisions shall be invalid or unenforceable without invalidating or rendering unenforceable the remaining provisions hereof.

      3.5. Neither failure nor any delay on the part of either party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude or be deemed a waiver of any other or further exercise of the same or of any other right, remedy, power or privilege.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered on the date first written above.

ATTEST:                                   Media Sciences, Inc.

/s/ Bruce M. Meisel                       By:  /s/ Michael W. Levin, President
-------------------                          ---------------------------------
Bruce M. Meisel, Esq.                          Michael W. Levin, Pres.
263 Center Avenue
Westwood, New Jersey 07675


WITNESS:                                   /s/ Thomas Hendricks
                                           --------------------
                                           Thomas Hendricks
_________________

                                   Exhibit I

Albuquerque:

      Owned Equipment
      1      Paser 840 Printer             s/n B9B7268
      1      Phaser 350 printer            s/n B6B1379
      1      Phaser 350 printer            s/n B7F4723
      1      eMachines Computer            s/n R33C09501396
      1      KDF Monitor                   s/n 0395921707
      1      Epson 600Q Printer            s/n ATP0020313
      1      Grainger Hoist
      1      Pallet Jack
      1      Oven
      1      Freezer
      1      Refrigerator
      1      Microwave Oven
      1      Digital Gram Scale
      1      Digital Shipping Scale
      48     Aluminum Molds
             Desk and funiture
             Storage Cabinets and Shelves
      1      EconoCorp Packaging Machine
      1      Alarm System
      2      cordless Telephones
      1      Fax machine
      8      digital Temperature Controllers
      1      Microscope


Redmond

      Owned Equipment
      3      Phaser 840 Printers
      2      Pahser 360 printers
      1      Phaser 560 printer
      1      Advanced Matrix Technology Printer
      1      Calibre Computer
      1      Futura 19" Moniter
             Desk and funiture
      3      business Telephones
      1      Fax machine
      1      Syquest Drive
      1      Zip Drive
      1      IBM ThinkPad 560 Notebook Computer

                                   Exhibit J

The following have been provided to Purchaser and is hereby incorporated by reference as if fully annexed to this Exhibit J:

1. Complaint and Stipulation of Settlement and Dismissal in the matter of Tektronix vs. UltraHue, Inc., Civil No. C97-1533-C, U.S. District Court for the Western District of Washington.

2. Letter date June 6, 1998 from Dummet Corp. written on behalf of Willett Holdings.

3. Letter dated May 17, 1999 from Fish & Neave written on behalf of Willett Holdings.

          Exhibit K - Proceeds From Subsequent Sale of Trade Secrets



Sale of Trade Secrets during the           25% of proceeds from sale of
  first year of this Agreement.            Trade Secrets


Sale of Trade Secrets during the           20% of proceeds from sale of
  second year of this Agreement.           Trade Secrets


Sale of Trade Secrets during the           20% of proceeds from sale of
  first quarter of the third year of       Trade Secrets
  this Agreement.


Sale of Trade Secrets during the           15% of proceeds from sale of
  second quarter of the third year of      Trade Secrets
  this Agreement.


Sale of Trade Secrets during the           10% of proceeds from sale of
  third quarter of the third year of       Trade Secrets
  this Agreement.


Sale of Trade Secrets during the           5% of proceeds from sale of
  fourth quarter of the third year of      Trade Secrets
  this Agreement.

                                    Exhibit L
                                PROMISSORY NOTE



$1,160,000.00                                        Dated:  December 13, 1999



FOR VALUE RECEIVED, Media Sciences, Inc., a New Jersey Corporation and wholly owned subsidiary of Cadapult Graphic Systems, Inc.(hereinafter sometimes referred to as the "Maker"), and promises to pay to UltraHue, Inc. (hereinafter sometimes referred to collectively as the "Holder"), or at such other place as may be designated from time to time by the Holder, the principal sum of One Million One Hundred Sixty Thousand ($1,160,000.00) Dollars, with interest at the rate of Seven (7%) percent per annum, payable on December 13, 2000.

All payments hereunder shall be made to the Holder in lawful money of the United States of America and in immediately available funds. Interest on any payment which is not paid within applicable grace periods, shall until acceleration, be due and payable within 10 days of written demand received, such unpaid amounts bearing interest at the higher of 9% per annum or the rate from time to time announced by Chase Manhattan Bank, N.A., or an institutional equivalent, as its "Prime Rate", calculated on the basis of factual days elapsed, from due date of the unpaid amount or amounts.

The Maker shall have the right to prepay this Note in whole or in part. Thereafter, at any time and from time to time Maker shall have the right to prepay this Note, in whole or in part, without penalty or premium. Each partial prepayment of this Note shall be applied to the latest maturing installment of principal required hereunder in inverse order of maturity thereof.

The Holder shall not by any act, delay, omission, failure to act, or otherwise be deemed to have waived any right, power, privilege, or remedy hereunder, and no waiver whatever shall be valid unless in writing signed by the Holder and then only to the extent therein set forth; nor shall any single or partial exercise of any right, power, privilege or remedy hereunder preclude any further exercise thereof, or the exercise of any other right, power, privilege or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law and may be exercised singly or concurrently. A waiver by the Holder of any remedy under the terms of this Note on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have had on any further occasion. No executory agreement, unless in writing and signed by the Holder, and no course of dealing between the Maker and the Holder shall be effective to change or modify or discharge, in whole or in part, this Note.

At the option of the Holder, any one of the following occurrences shall constitute a default under this Note:

      (i) the failure of the Maker to make any payment of principal or interest on this Note when due and such failure shall continue for a period of ten (10) days after written notice thereof is received by Maker from the Holder;

      (ii) the failure of the Maker to perform any term, condition, covenant or agreement herein contained and such failure shall continue for a period of thirty (30) days after written notice thereof is received by Maker from the Holder;

      (iii) If Maker shall file a voluntary petition in bankruptcy or insolvency, commence a case under the Federal Bankruptcy Code, or shall be adjudicated a bankrupt or insolvent, or file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic), or shall make an assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any receiver liquidator or Maker or of all of any part of Maker's personal property; or,

      (iv) If, within 60 days after the commencement of any proceeding against Maker, and same is not discharged within sixty (60) days whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, future federal bankruptcy act or any other present or future applicable federal, state or other statute of law (foreign or domestic), such proceeding shall not have been dismissed, or if, within 60 days after the appointment of any receiver or liquidator of Maker or of all of Maker's personal property, without the consent or acquiescence of Maker, such appointment shall not have been vacated or otherwise discharged.

The Maker agrees that whenever an attorney is used to collect or enforce this Note or to enforce, declare or adjudicate any rights or obligations under this Note, or with respect to any collateral security therefore, whether by suit or any other means whatever, the reasonable counsel fees of Holder's counsel shall be payable by the Maker, together with all costs and expenses of such collection, enforcement or adjudication, and shall constitute part of the principal obligation hereunder.

The Maker waives presentment for payment, notice of dishonor, protest, notice of protest of this Note or other notice of any kind and all demands whatsoever, except as may be herein expressly provided to the contrary.

Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public holiday, such payment may be made on the next succeeding business day.

Any provision hereof which may prove unenforceable under any law shall not affect the validity of any other provision hereof.

This Note may be not changed or terminated orally, but only by a written document signed by the Holder hereof.

The parties waive trial by jury, and consent to the jurisdiction and venue of the State of New Jersey.

Furthermore, in the event of default, any legal issues arising in relation to this Note shall be governed by the laws of the State of New Jersey.


ATTEST:                                    Media Sciences, Inc.

                                           BY: /s/
                                              ------------------------
                                               Michael W. Levin, Pres.
By:  /s/
   ------------------------------




                                 GUARANTY

If Maker shall default in any payment due under the Note, then the undersigned will, on demand, pay all sums due thereunder arising of a consequence of Maker's default. Holder may, at its option, join the below Guarantor in any action or proceeding commenced by Holder against Maker based upon a default under the terms of the Note and any recovery thereunder may be obtained against the below Guarantor without Holder first asserting, prosecuting or exhausting any remedy or claim against the Holder, its successors or assigns.

                                          Cadapult Graphic Systems, Inc.


                                          By: /s/
                                              ------------------------
                                               Michael W. Levin, Pres.

Attest:

By:  /s/
   ------------------------------

                                   Exhibit M

List of Non-Disclosed employees

      Paul Treaster
      3528 Parisain Way NE
      Alburquerque, NM  87111


      Sean Lang
      6500 Montgomery NE
      Apt 409
      Alburquerque, NM  87109


      Barry Gayles
      6601 Tennyson NE
      #2201
      Alburquerque, NM  87111


      Jacob Romero
      10457 Edith NE
      Alburquerque, NM  87119